TECHNICAL REPORT

AHB AU 1 (Mineral tenure 884710),

AHB AU 2 (Mineral tenure 884712),

AHB AU 3 (Mineral tenure 884714)

AHBAU LAKE PROPERTY

Cariboo Mining Division

Quesnel District, British Columbia, Canada

NTS 093L

UTM, NAD 83/Zone10: 560,050E, 5,900,500N

Prepared for:

Silverstar Mining Canada Inc.

184-991 Hornby Street,

Vancouver, British Columbia, Canada, V6Z 1V3

Prepared by:

Erik A. Ostensoe, P. Geo.,

Room 310 - 675 West Hastings Street,

Vancouver, B.C., Canada, V6B1N2

Effective Date of Report: July 20, 2012

Contents
Illustrations	ii

Tables	ii

1. SUMMARY	1

2. INTRODUCTION	1

3. RELIANCE ON OTHER EXPERTS	2

4. PROPERTY DESCRIPTION AND LOCATION	2

5. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	7

6. HISTORY	8

7. GEOLOGICAL SETTING AND MINERALIZATION	9

8. DEPOSIT TYPES	12

9. EXPLORATION	14

10. DRILLING	14

11. SAMPLE PREPARATION, ANALYSES AND SECURITY	14

12. DATA VERIFICATION	14

13. MINERAL PROCESSING AND METALLURGICAL TESTING	15

14. MINERAL RESOURCE ESTIMATES	15

15. Not presented	15

16. Not presented	15

17. Not presented	15

18. Not presented	15

19. Not presented	15

20. Not presented	15

21. Not presented	15

22. Not presented	15

23. ADJACENT PROPERTIES	16

24. OTHER RELEVANT DATA AND INFORMATION	19

25. INTERPRETATION AND CONCLUSIONS	19

26. RECOMMENDATIONS	20

27. REFERENCES	23

28. CERTIFICATE OF QUALIFIED PERSON -	24

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	i | Page

Illustrations	5
Figure 1: Property Location in British Columbia	6

Figure 2: Tenure Map	10

Figure 3-1: Geology map of the Area	11

Figure 3-2: Legend for Geology map of the Area	13

Figure 4: Placer tenures of the area	17

Figure 5: Location of the AHB AU 1-3 mineral tenures relative to other holdings	18

Figure 6: Mineral occurrence (Minfile) locations in the area	22

Figure 7: Proposed MMI-Geochemical Survey

Tables
Table 1: Tenure Table	3

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	ii | Page

1.      SUMMARY

The AHB AU 1 - 3 mineral tenures, located in the northern extension of the historic Barkerville gold district of central British Columbia, Canada, may host valuable gold deposits similar to those found in the main parts of the historic Cariboo mining camp. Mineral titles with area 1006.2 hectares are optioned to Silverstar Canada Mining Ltd.

The AHB AU 1 - 3 tenures, located east and southeast of Ahbau Lake, are situated in Barkerville terrane on a northeast-trending splay fault and may be host to gold deposits similar to those found elsewhere in similar geologic settings in the Cariboo district. Silverstar has not conducted any exploration work on the tenures and the accompanying technical report presents an outline of their geology and possible mineralization, along with conclusions and recommendations for further exploration.

The author of this report believes that the area of the mineral tenures has not been sufficiently explored to determine their potential to host valuable mineral deposits, particularly gold deposits. Due to prevailing extensive and deep accumulations of unconsolidated glacial till deposits, initial exploration by MMI and ICP-MS/ES soil geochemical analyses is a suitable means of early-stage investigations. Phase 1 work expenditures of $136,100 and Phase 2, of $126,500 are recommended.

2.       INTRODUCTION

The technical report titled “Technical Report, Ahbau Property, Quesnel Area, British Columbia, Canada”, dated July 20, 2012, was prepared for Silverstar Mining Canada Limited. The report is compliant with recommendations of National Instrument 43-101 and Companion Form 43-101F1. The purpose of the report is to provide Silverstar Mining with an overview of the AHB AU 1 -3 mineral tenures and to provide recommendations for further work to determine the mineral potential of those tenures. The effective date of this report is July 20, 2012.

The AHB AU 1 - 3 mineral tenures are located 40 km north of Quesnel, and 40 km northwest of Wells, British Columbia, and are on trend with the northerly projection of the Cariboo gold district that in 1858 was the scene of the major “Cariboo Gold Rush”. The initial gold rush continued with diminishing vigour until the end of the 19th Century and was followed by development of several underground mines, the last of which closed in 1969. Currently placer mining continues on a small scale and the district is the scene of drilling to define gold resources, including major drilling programs on properties of Barkerville Gold Mines Ltd. where resources that include more than 310 million grams (10 million ounces) gold above a 5 gram/tonne gold cut-off in an “indicated” category, and more than 559.8 million grams (18 million ounces) gold in an “inferred” category were announced on June 28, 2012.

Note: the above-quoted resource figures are taken from a June 28, 2012 news release by Barkerville Gold Mines Ltd. Silverstar Mining Canada Ltd. and its consultants have not verified the resource figures in any way and those figures are provided only to ensure full disclosure of items that may be relevant to the exploration of Silverstar’s mineral property. For the purposes of this report gold values are presented in SI metric units followed by the equivalent Imperial system values in parentheses.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	1 | Page

The tenures adjoin the southeast side of Ahbau Lake and are oriented northeasterly along the geologic expression of a northeast fault structure that splays off a regional scale northwest fault. Bedrock is believed to comprise Barkerville Terrane but is largely obscured by deep deposits of till, sand, gravel and clay deposited by Quaternary and Recent glacial events. Underlying rock types include Snowshoe formation meta-sedimentary rocks of late Proterozoic to early Paleozoic age, similar to those found to the south where similar rock types are the dominant host to gold mineralization at the former Cariboo Gold Quartz and Island Mountain gold mines and the Bonanza Ledge zone currently being explored by Barkerville Gold Mines Ltd., and appear to be the source of much or all of the placer gold recovered from the Barkerville camp. The Snowshoe formation nomenclature is historic and has been redefined and subdivided in decreasing age as the Baker, Rainbow and BC units.

Silverstar Mining Canada Limited has initiated evaluation of the AHB AU 1 - 3 mineral tenures. Section 26 of this report includes recommendations for exploration by prospecting, soil geochemical surveys, geophysical methods and backhoe trenching.

3.       RELIANCE ON OTHER EXPERTS

Erik A. Ostensoe, P. Geo., the author of this report, is a consulting geologist with broad experience in mineral exploration in many parts of the world, including recent work in the Cariboo District of British Columbia. He conducted a site visit to the AHB AU 1-3 mineral tenures in the period June 19 to 21, 2012 and had previously conducted geological work in the area. In the preparation of this report he obtained mineral tenure information from the Mineral Titles Online data base that is maintained by the British Columbia Ministry of Mines. Information concerning the geological setting of the district was obtained from publications of the Geological Survey of Canada, the Geological Survey Branch of the British Columbia Ministry of Mines, historic and current publications, ARIS1 assessment work reports, and technical disclosures posted on SEDAR by Barkerville Gold Mines Ltd. concerning the on-going exploration, permitting and development work at that Company’s Bonanza Ledge gold zone and at Cow and Island Mountains, the site of the former operating underground Cariboo Gold Quartz and Island Mountain gold mines.

Where appropriate, sources of information are acknowledged in the text. A fuller listing of data sources is included in References Section.

4.       PROPERTY DESCRIPTION AND LOCATION

The AHB AU 1 - 3 mineral tenures are held by Jevin Werbes of West Vancouver, B. C. who has optioned them to Jaime Mayo, a businessman of Highland Beach, Florida. The option by Agreement of Purchase and Sale dated May 11, 2011 was assigned to Silverstar Mining Canada, Inc., a corporation with offices at 46 Rockleigh Drive, Trenton, NJ, 08628, and 184-991 Hornby Street, Vancouver, British Columbia, Canada, V6Z 1V3. That company is in the process of becoming a reporting issuer in the Province of British Columbia.

1 ARIS Assessment Report Indexing System

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	2 | Page

The terms of the Agreement of Purchase and Sale include an initial $10,000 payment, delivery of 2,000,000 shares in a publicly listed company and retention of a 2% net smelter return interest, of which 1% may be purchased for $1,000,000 and an additional 0.5%, for $500,000. The author of this report is not aware of any other obligations, agreements and encumbrances to which the property is subject.

The AHB AU 1 - 3 property location and tenure configuration are shown in Figures 1 and 2 of this report. The property comprises three mineral tenures with total area 1006.2 hectares. Table 1 shows details of tenure number, tenure name, registered owner, date of location, date of expiry, and area in hectares of each tenure. The tenures are located at the southeast side of Ahbau Lake in the Cariboo Mining District of Central British Columbia. Geographic coordinates of the center of the tenures are 122.10°W, 53.25°N; UTM coordinates (Zone 10, NAD 83) are 560,050E, 5,900,500N. Elevations rise from 870 metres at the lake shore to 1,310 meters. Closest settlements are Quesnel, B. C., 40 km southwest and Wells, B. C., 40 km southeast. Access is easterly from 3 km north of Dunkley Lumber Ltd. on Provincial Highway 97 via the “700” road: Ahbau Lake is 35 km east of the Highway.

Tenure No.	Name	Reg’d Owner	Date Issued	Current Expiry	Area (hectares)
844710	AHBAU 1	Jevin Werbes	2011-01-27	2013-07-17	483.884
844712	AHBAU 2	Jevin Werbes	2011-01-27	2013-07-17	483.595
844714	AHBAU 3	Jevin Werbes	2011-01-27	2013-07-17	38.72

Table 1: Tenure Table

Mineral tenures convey certain rights of ownership of minerals but do not include surface rights. Tenures are maintained indefinitely provided that the holder performs and records eligible work or pays cash in lieu of work as provided by the Mineral Act and Regulations. New regulations that came into effect on July 1, 2012 increased the annual work requirement to $5.00 per hectare per year in years 1 and 2, $10.00 per hectare per year in years 3 and 4, $15.00 per hectare per year in years 5 and 6 and $20.00 per hectare per year thereafter.

The recording fee was eliminated and cash in lieu of work payments were increased to double the value of the work requirements. A Statement of Work (Event No. 5373594) was recorded on June 28, 2012 that will maintain the tenures in good standing until July 17, 2013.

Parts of the AHB AU 1 -3 tenures have been logged and re-forested. There are no known environmental liabilities to which the property is subject.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	3 | Page

Property work is conducted in accordance with industry practices and Mineral Act provisions. The District Inspector of Mines must be advised when work commences and is completed. Surface work that does not require tree removal, road building or other disturbances normally does not require permitting. Bulldozer work, drilling and blasting work must be permitted. Permits are issued by the District Inspector and may be subject to certain site-specific requirements. Applications must be submitted well in advance of the date of proposed commencement of work.

First Nations consultation is required prior to commencement of work.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	4 | Page

140°0'0"W
130°0'0"W
120°0'0"W
60°0'0"N
50°0'0"N
N
S
E
W
Atlin
Stewart
Terrace
Smithers
Prince George
Ahbau Project
Williams Lake
Revelstoke
Merritt
Courtenay
Vancouver
Penticton
Nelson
Victoria
0 50 100 200 300 400 500
Kilometers
Inuvik
Whitehorse
Yellowknife
Iqaluit
Ahbau Project
Edmonton
Vancouver
Calgary
Saskatoon
Regina
Winnipeg
Québec
Halifax
Sudbury
Ottawa
Toronto
0 500 1,000 2,000
Kilometers
SILVERSTAR MINING CANADA INC.
Ahbau Project
Cariboo Mining Division, BC
Project Location in British Columbia
Scale: As shown
Design: AW
Figure: 1
Date: July, 2012
Drawing: Terracad Geoscience Services Ltd.
Datum: Long/Lat

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	5 | Page

N
S
W
E
555000
560000
565000
5905000
5900000
5895000
Ahbau Lake
Gorse Lakes
844712
844710
844714
0
0.5
1
2
3
4
5
Kilometers
SILVERSTAR MINING CANADA, INC.
Ahbau Project
Cariboo Mining Division, BC
Tenure Map
As shown
AW
2
July, 2012
Terracad Geoscience Services Ltd.
NAD 83/Zone 10

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	6 | Page

5. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

The AHB AU 1 - 3 mineral tenures are situated in an area of subdued topography that formerly was heavily forested with stands of interior fir, jackpine, poplar and birch trees. The first phase of logging in the vicinity of Ahbau Lake, which apparently occurred several decades ago, removed much of the mature tree cover and the remaining pine trees recently were salvaged logged as part of efforts to control Mountain Pine Beetle infestations and to realize some value from the infected trees. Reforestation efforts are in progress. Parts of the area, including all of Ahbau Lake, are included in Tree Farm License 53, held by Dunkley Lumber Company. That company maintains a myriad of logging roads, including their “700 Road” that passes easterly from Highway 97 to Ahbau Lake and beyond.

Access to the mineral tenures is by the well maintained log haul 700 Road from Highway 97, 48 km north of Quesnel, almost to the north end of Ahbau Lake, a distance of 35 km, and thence southeasterly 2 km by the “1000 Road” to a Forestry campground at the water’s edge from which place a long abandoned, very rough, logging road passes along and above the east side of Ahbau Lake: the AHB AU 2 tenure is entered at about six km. The network of former logging roads has deteriorated due to the passage of time and the effects of normal weather events, but can be travelled on foot, dirt bike or ATV. Travel time with a four wheel drive equipped vehicle from Quesnel to the north end of Ahbau Lake is about one and one half hours. A further two hour hike is required to reach the AHB AU 2 tenure. A relatively small amount of road improvements would greatly facilitate any future work on the property. Alternatively, the use of a small boat equipped with outboard engine is recommended: travel time from the campsite to the property would be reduced to less than a half hour.

The general Quesnel area of central British Columbia experiences warm summers with occasional thunderstorms and moderately cold winters. Snow accumulations seldom exceed one metre at lower elevations and two metres at higher levels. Mineral exploration field work can be conducted from May through October; drilling operations can be conducted year-round.

Forest cover originally comprised vast evergreen forests with pine, spruce and interior fir along with birch, cottonwood, aspen and willow. Although much virgin forest remains, large areas have been clear- cut and reforested, particularly where Dunkley Lumber Ltd. manages its Tree Farm License 53. Areas affected by the Mountain Pine Beetle infestation have been salvage logged in attempts to curb its spread and to avoid total loss of forest values.

The general Cariboo district of central British Columbia offers many recreational opportunities, including in winter, snowmobile travel, cross country skiing, snowshoe and dog team adventures, and ice fishing, and in summer, fishing, boating, hiking, wilderness camping and ATV exploring. In autumn, a heavy hunting pressure, directed to moose, deer and bear, is maintained by residents of nearby communities.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	7 | Page

The AHB AU 1 - 3 tenures are favourably situated with respect to infrastructure. Quesnel, a city with 10,000 persons in its city limits and 23,000 when combined with surrounding area, has a strong industrial base of logging and related industries and offers most services needed in support of mining activities, including education, health, transportation and recreation facilities. Prince George, population 76,000, the principal administration and transportation hub of central British Columbia, is 115 km north of the tenures. Skilled workers with experience in the logging, lumbering, ranching, and mining activities are normally available for hire in Quesnel and nearby communities.

The sufficiency of surface rights for mining operations, the availability and sources of power, water, mining personnel, potential tailings storage areas, potential waste disposal areas, heap leach pad areas and potential processing plant sites were not assessed as part of the property review that is the main topic of this report. Such topics are normally addressed after the initial property work has been completed.

The Ahbau Lake area is located in the Intermontane physiographic province of the Canadian Cordillera and, more specifically, in the Fraser Plateau subdivision (Bostock, 1948). The Cariboo Mountains lie close by to the east. Terrain is relatively subdued: the plateau surface is dissected by numerous streams and many small lakes dot the area. The principal stream in the area, Ahbau Creek, flows southwesterly from Ahbau Lake to the Fraser River.

6. HISTORY

The Quesnel and Barkerville areas of central British Columbia have a long history of placer mining operations. Initial discoveries of gold placer bonanzas in 1857-58 resulted in a huge influx of miners, followed by the establishment of several communities. Quesnel, originally an access point for persons and freight going to the Barkerville area, became an administrative center and a wintering site for miners who were unwilling to be snowbound in the “diggings”. The early rich ground at Stanley, Richfield and Williams Creek continued to be mined but late comers and adventurers looked for similar riches both to the north and south. Many were able to make a living on the nearby creeks and on the Quesnel and Fraser Rivers and some went further afield to streams tributary to those rivers, including Ahbau Creek that flows southwesterly from Ahbau Lake and the AHB AU 1 -3 mineral tenures.

Concomitant with extensive placer mining activities in the Barkerville area, attention was directed to bedrock sources of gold, particularly those recognized in the northern parts of the district near Jack of Clubs Lake and what became the town of Wells. A series of operators produced small amounts of gold from shallow adits and pits on Cow Mountain and Barkerville Mountain but ownerships were fragmented and little progress was achieved until The Island Mountain Quartz Mining and Milling Company was incorporated in 1887, followed by installation of a 10-stamp mill. Recovery problems plagued the operation and it subsequently failed. ln 1927 Fred Wells formed The Cariboo Gold Quartz Mining Company, consolidated several groups of claims and commenced development work. A 50 ton per day mill, built in 1933 and increased to 100 tons per day in 1934, continued in operation until 1969. The Island Mountain mine was rejuvenated in 1925 and acquired by Newmont Mining Corporation in 1933. Newmont operated the mine at 100 tons per day until 1954 then sold it to the Cariboo Gold Quartz Mining Company, Limited.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	8 | Page

The two notable gold mines, Cariboo Gold Quartz mine and Island Mountain mine, operating as small scale underground operations, struggled to survive during the post-depression and wartime years when gold prices were low and manpower and materials were hard to obtain: their continued existence at times was wholly sustained by Emergency Gold Mining Assistance payments. Although hardrock mining ceased in 1969, exploration has continued, spearheaded in recent years by Barkerville Gold Mines Ltd., which company on June 28, 2012 announced resource estimation on the basis of a compilation of data from 7,200 drill holes. A National Instrument 43-101 compliant indicated resource of 69,039,000 tons, (62,673,604 tonnes) with 10,626,100 contained gold ounces (330,471,710 grams gold) above a 0.025 ounce per ton (0.857 g/tonne gold) cut-off, and a conceptual geological potential of 404 - 684 million tons with 65 - 90 million ounces gold, was estimated (source: News Release, June 28, 2012).

The above-quoted resource estimations, which may be revised, are from drill hole and other data from approximately 10% of the length of Barkerville Gold Mine’s part of the geologically prospective gold belt that comprises the Rainbow Unit within the Barkerville Terrane. The latter is a late Proterozic and/or early Paleozoic sequence of metamorphosed clastic rocks with lesser amounts of marine carbonate rocks and volcanic rocks that has been mapped as far as 32 km to the south of Barkerville. Its northerly extent has not been determined due to overburden cover. All units within the Barkerville terrane have been subjected to ductile deformation and complex folding, faulting and thrusting. North trending fault structures appear to be important controls of gold vein mineralization. Gold occurs in quartz veins in shears and tension-type fractures and in zones of disseminated pyrite and pyrrhotite (source: N/R, June 28, 2012).

At the present time, much of the belt of Barkerville Terrane formations from Horsefly/Quesnel Lake in the south to the Willow River area in the north is claimed by valid mineral tenures. Encouraged by recent Geoscience BC and related programs, including airborne geophysical surveys, and measures to offset the effects of the Mountain Pine Beetle infestation, and by the continuing intensive exploration efforts by Barkerville Gold Mines Ltd. in the historic Gold Rush area and, further south, by Fjordland and Cariboo Rose, Hawthorne and others, prospectors and mineral explorers have focused on the Barkerville Trend.

7. GEOLOGICAL SETTING AND MINERALIZATION

The Cariboo mining district of central British Columbia extends westerly from the Cariboo Mountains to the Fraser River, and northerly from the historic towns of Horsefly, Likely and Quesnel Forks to a poorly defined limit southeast of Prince George, B. C., a distance in excess of 150 km.

The rich Barkerville “camp” of placer mining, and prospectively in the near future, the renewed site of “hardrock” gold mining activities, lies between “Quesnellia” Terrane to the west and Cariboo Terrane to the east. Figure 3-1 shows the geological map of the area. Barkerville Terrane comprises metasedimentary rocks of the Proterozoic to early Paleozoic Snowshoe Group of limestone, phyllite and quartzite formations that have been regionally metamorphosed to lower greenschist facies. Members have been deformed and displaced by folding and thrusting, including ductile deformation events and by mainly dextral strike-slip faulting.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	9 | Page

N
W
E
S
555000
560000
565000
Abbau Lake
Ross Lake
Willow River
uPrPzSgs
muTrN
uTrJNvc
0
0.5
1
2
3
4
5
Kilometers
SILVERSTAR MINING CANADA, INC.
Ahbau Project
Cariboo Mining Division, BC
Title:
Regional Geology
Scale:
As shown
Design:
AW
Figure:
3 - 1
Date:
July, 2012
Drawing:
Terracad Geoscience Services Ltd.
Datum:
NAD 83/Zone 10

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	10 | Page

Legend

Claims

Fault Type

Fault

Normal Fault

Thrust

Quaternary Unit

Geological Unit

- EJsy - Mesozoic - Unnamed syenitic to monzonitic intrusive rocks
- KNa - Mesozoic - Naver Pluton and Associated Satellitic Bodies granite, alkali feldspar granite intrusive rocks
- MPA - Paleozoic - Antler Formation basaltic volcanic rocks
- Mdr - Paleozoic - Unnamed dioritic intrusive rocks
- OPicg - Cenozoic - Unnamed conglomerate, coarse clastic sedimentary rocks
- PrPzSsc - Proterozoic to Paleozo - Snowshoe Group quartzite, quartz arenite sedimentary rocks
- PzSgs - Paleozoic - Snowshoe Group greenstone, greenschist metamorphic rocks
- lMPSM - Paleozoic - Slide Mountain Complex basaltic volcanic rocks
- muTrN - Mesozoic - Nicola Group undivided sedimentary rocks
- muTrTsf - Mesozoic - Takla Group mudstone, siltstone, shale fine clastic sedimentary rocks
- uPrPzS - Proterozoic to Paleozo - Snowshoe Group metamorphic rocks, undivided
- uPrPzSgs - Proterozoic to Paleozo - Snowshoe Group greenstone, greenschist metamorphic rocks
- uPzC - Paleozoic - Crooked Amphibolite serpentinite ultramafic rocks
- uTrJNvc - Mesozoic - Nicola Group volcaniclastic rocks

SILVERSTAR MINING CANADA, INC.		
Ahbau Project Cariboo Mining Division, BC		
Title: **Legend to accompany Regional Geology**		
Scale: As shown	Design: AW	Figure: **3 - 2**
Date: July, 2012	Drawing: Terracad Geoscience Services Ltd.	Datum: NAD 83/Zone 10

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	11 | Page

Conjugate north-trending faults appear to have provided environments within which gold veins and zones of disseminated sulphide minerals developed. Intrusive rocks are scarce, comprising a small number of narrow, altered sills and several small bodies that have been described as “diabase”, “gabbro” and “diorite”. None of the identified intrusions is proximal to the actual gold mines.

Gold deposits within the Barkerville Terrane occur in the so-called “Rainbow” member as quartz-pyrite veins in fracture zones and commonly are accompanied by ankerite, bismuthinite, scheelite, galena, sphalerite and telluride minerals. The former mines exploited narrow quartz veins and quartz vein stockworks and lesser volumes of massive auriferous pyrite lenses. Individual ore-bearing structures were in some cases mined over several hundreds of metres strike length. The fault structures associated with gold deposition are oriented northerly and dominantly inclined easterly. Northeasterly trending splays off the main fractures also are important host structures.

The Ahbau Lake area has been included in several programs of geologic investigation by several different public agencies, specifically the Geological Survey of Canada, the Geological Survey branch of the provincial government, and Geoscience BC. Their programs have been directed to the entire Central British Columbia area or, more particularly, to the Nechako Basin with overlap into nearby terrains. The initiatives have been directed to provision of background data in areas of drift cover that may mask structures and formations that have the potential to host valuable deposits of metals (and also, of oil and natural gas). The most potent technical tools include airborne geophysical surveys, including magnetic, electromagnetic, gravity surveys, and geochemical surveys, including Regional Geochemical Surveys that collect and analyse waters, stream sediments and, on occasion, soils.

8. DEPOSIT TYPES

The AHB AU 1 - 3 mineral tenures are prospective for deposits of both bedrock and placer gold that may be similar to those that comprise the Barkerville “Cariboo” gold district. The geologic model includes quartz veins and quartz vein stockworks in deformed sedimentary formations that have been subjected to lower greenschist facies metamorphism. The initial source of gold may have been as disseminations in the host rocks with subsequent mobilization by tectonic events into quartz veins.

An estimated 1 million grams of placer gold, in the period 1864 to 1874, is estimated to have been recovered from workings located on Ahbau Creek, about two to ten km southwest of the AHB AU 1 - 3 tenures (source: government reports quoted in the Cyprus Anvil property data files). Other placer mining operations, in the mid-1900s, were located between Ahbau and Lodi Lakes (Figure 4) but there appear to be no records of the amount of gold that was recovered. The gold recovered by placer miners is almost certainly derived from nearby bedrock sources but might also have been concentrated by reworking of the extensive deposits of glacially transported materials that may have been carried relatively long distances by the ice sheets.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	12 | Page

SILVERSTAR MINING CANADA, INC.
Ahbau Project
Cariboo Mining Division, BC
Placer Tenures of the Area
Scale: As shown
Design: AW
Figure: 4
Date: July, 2012
Drawing: Terracad Geoscience Services Ltd.
Datum: NAD 83/Zone 10
Ahbau Property
Kilometers
0 1.25 2.5 5 7.5 10
N
S
E
W
560000
570000
580000
Teapot Lake
Stony Lake
Slender Lake
Lodi Lake
Ahbau Lake
Ross Lake
Crescent Lake
Westpass Lake
Four Mile Lake
Wingdam Lake
AHBAU CREEK
MOOSEHORN
GM
SUGAR CREEK
TWO-BIT CREEK
COSALITE
COMSTOCK
COOPER CREEK
TOM MOUNTAIN
STEWART C
BARRY CREEK
ROUCHON CREEK
TREGILLUS CREEK
HYDE CREEK
KONG FU CREEK
HARDSCRABBLE
HARDSCRABBLE CREEK
MYSTERY
DRAGON CREEK
MONTGOMERY CREEK
WILLOW RIVER
COULTER CK
MOSQUIT
NEW CREEK
BUZ
NELSON CK PLACER
BEAVER PASS
MARY CREEK
PETERS CREEK
WORMWOLD CREEK
WINGDAM
CREEK

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	13 | Page

Exploration for “Cariboo” gold mineralization in bedrock in the Ahbau Lake area is frustrated by extensive cover of glacial tills and sand, gravel and, to a lesser extent, clay, that mask bedrock and provide a barrier to geochemical signatures. However, Tempelman-Kluit, reporting the results of a large program of geochemical soil sampling and analyses, stated that “The coincidence of the soil geochemistry and the airborne targets lends confidence that conventional soil geochemistry effectively reflects bedrock in this heavily overburden covered area” (ARIS #28937). Elsewhere in the district geophysical surveys have proven useful in detecting shear structures that potentially are host to mineralization.

9.       EXPLORATION

The AHB AU 1 - 3 mineral tenures are oriented on a northeast fault structure that, by analogy, is similar in orientation to some of the lesser, but important, gold-bearing structures in the Wells-Barkerville area. There are no records of any historic investigations into the mineral potential of this particular feature.

Silverstar Mining Canada, Inc. has not conducted any exploration on its mineral tenures in the Ahbau Lake region of Cariboo Mining Division. The author of this report, a consulting geologist, conducted a site visit as part of a due diligence obligation with respect to National Instrument 43-101, Standards of Disclosure for Mineral Projects. He, with difficulty, accessed the area of the boundary between AHB AU 1 and AHB AU 2 mineral tenures and was able to observe the prevailing terrain and access as well as a small number of outcroppings of bedrock. Observations and Interpretations are included in Section 25 of this report. No samples were taken for analysis or assaying purposes. Recommendations presented in Section 26 include a program of approximately 600 MMI-type soil geochemical samples that will provide data closely related to the northeast fault structure. Analysis of samples by both MMI and conventional ICP-MS methods is recommended.

10.  DRILLING

The author of this report is not aware of any drilling having been directed to any part of the AHB AU 1 - 3 mineral tenures.

11.  SAMPLE PREPARATION, ANALYSES AND SECURITY

Due to the preliminary nature of work by Silverstar Mining Canada, Inc., no samples from the AHB AU 1 - 3 mineral tenures have been processed in any way.

12.  DATA VERIFICATION

The author of this report, acting as the Qualified Person with respect to National Instrument 43-101 requirements, conducted a site visit to the AHB AU 1 - 3 mineral tenures on June 20, 2012. Mineral tenure title information was obtained from the Mineral Titles Online website on July 5, 2012.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	14 | Page

Geologic information included in this report was obtained from a variety of published sources, including publications of the Geological Survey of Canada, the Provincial Geological Survey Branch, the on-line ARIS (Assessment Report Indexing System) library of assessment reports, a June 28, 2012 news release issued by Barkerville Gold Mines Ltd., and from the author’s personal familiarity with the geologic setting of mineral deposits and occurrences in the general Cariboo district. ARIS report #28937 is a record of a large scale geochemical soil survey in the area west of Ahbau Lake.

The author was unable to access on the ground southern and southwestern parts of the AHB AU 1 -3 mineral tenures and has relied upon other sources, including The Map Place data site, in compiling this report. A program that includes geological reconnaissance of the entire property is included in the Recommendations section of this report (Section 26).

13.  MINERAL PROCESSING AND METALLURGICAL TESTING

To the best of the author’s knowledge, no mineral processing and/or metallurgical test work has been directed to any materials from the AHB AU 1 - 3 mineral tenures.

14.  MINERAL RESOURCE ESTIMATES

No mineral resource estimates have been prepared for any part of the AHB AU 1 - 3 mineral tenures. Because property work is at a very early stage, resource estimates have no value.

15.  NOT PRESENTED

16.  NOT PRESENTED

17.  NOT PRESENTED

18.  NOT PRESENTED

19.  NOT PRESENTED

20.   NOT PRESENTED

21.   NOT PRESENTED

22.   NOT PRESENTED

Form 43-101F1 guidelines include a list of items required to be included in an NI 43-101 compliant technical report. Items 15 to 22 inclusive are intended for inclusion in Advanced Property Technical Reports and due to the preliminary state of work on the AHB AU 1 - 3 tenures have been excluded from this report.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	15 | Page

23. ADJACENT PROPERTIES

The AHB AU 1 - 3 mineral tenures are situated in the Cariboo Highlands subdivision of the regional Omineca Belt of central British Columbia and are believed to be in the northern extension of the Barkerville Terrane. Many, if not all, of the creeks that flow in the Cariboo mining district have been staked and maintained by placer miners and would-be placer miners. Placer tenures apply only to unconsolidated materials but the bedrock underlying the placer ground is also almost entirely held by mineral tenures. Although ownership of some claim parcels, to a certain extent, rotates within the mineral exploration fraternity, several companies, most notably Barkerville Gold Mines Ltd., have very large land positions that are actively being explored. (Figure 5 depicts AHB AU tenures and adjacent tenure holders and figure 6 shows the recorded Minfile data in the area.) The level of exploration activity by individuals and junior companies is currently quite low but may accelerate in the future due to the demonstrated presence of a very large gold resource in the Wells-Barkerville area and the stated intention of Barkerville Gold Mines Ltd. to establish one or more mines but, nonetheless, large acreages of formerly unclaimed ground were taken up recently.

Richfield Ventures Ltd., a Quesnel based exploration company, formerly held a large exploration property located immediately west and southwest of Ahbau Lake. Speculatively, the Company acquired the property as a geologically analogous continuation of a belt of black shales that at Spanish Mountain, 85 km to the southeast, are the host formation to a bulk tonnage gold resource owned by Spanish Mountain Gold Ltd. In 2006 Richfield conducted a campaign of soil geochemical sampling on parts of its tenures: 2834 B horizon soil samples were taken from two grids. One grid was placed over an airborne uranium anomaly, the other, over a total field magnetic anomaly. Analytical results by ICP-MS and ICP- ES methods, were reported in ARIS #28937. A multi-element soil geochemical anomaly with high Zn, Cu, Cd, Pb, Ag, Ba and P and area about 23 hectares, coincided with the uranium anomaly. A multi-element soil geochemical anomaly in Ni, Co and Cr with values as high as 4344 ppm Ni and 327 ppm Co, but no PGE values, is coincident with the airborne magnetic anomaly. The company’s geological consultant concluded that the geochemical and magnetic responses are reflective of a steeply southwest dipping 1.5 km long alpine ultramafic lens that extends about 1 km northwest of the grid. The consultant believes that the coincidence of the soil geochemistry and the airborne targets indicates that conventional soil geochemistry effectively reflects bedrock in the heavily overburden covered areas (Tempelman-Kluit, 2007, ARIS #28937). Richfield subsequently directed its attention to another exploration project and allowed its Ahbau Lake area tenures to lapse.

The G-South prospect, located approximately 9 km southwest of the AHB AU 1 - 3 tenures, comprises a small cluster of apparently volcanogenic (?) shear-hosted polymetallic (silver-lead-zinc +/- gold) massive sulphide veins and veinlets. It appears to be located west of the Barkerville Terrane in Takla Group augite porphyry, andesite and rhyolite and is not an analog of known mineral deposits in the Barkerville assemblage. A non-NI 43-101-compliant resource of 45,355 tonnes with 10.2 g/tonne gold was reported in 1986 by Gabriel Resources Inc. (quoted in Minfile, entry 093G 007).

Note that the above-quoted resource figures have not been verified by a Qualified Person and that the occurrence is dissimilar from the type of mineralization that is being sought on Silverstar’s tenures.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	16 | Page

Meters
0 2,500 5,000 7,500 10,000
580,000
590,000
5,920,000
5,910,000
5,900,000
5,890,000
5,880,000
LEE, MICHAEL RICHARD
SANTA FE METALS CORPORATION
ABH AU PROJECT
Jevin Werbes
EUREKA RESOURCES INC.
BARKERVILLE GOLD MINES LTD.
ROGERS GOLD CORP
HAYES, MICHELLE E
Jevin Werbes
GEMCO MINERALS, INC.
CVG MINING LTD.
SILVERSTAR MINING CANADA, INC.
Ahbau Project
Cariboo Mining Division, BC
Title:
Location of the AHB AU 1 – 3 mineral tenures relative to other holdings
Scale: As shown
Design: AW
Figure: 5
Date: July, 2012
Drawing: Terracad Geoscience Services Ltd.
Datum: NAD 83/Zone 10

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	17 | Page

ABH AU PROJECT
Legend
Extension Fault
Fault
Normal Fault
Thrust
Minfile
Anomaly
Developed Prospect
Past Producer
Producer
Prospect
Showing
Ahbau Claims
560,000
570,000
580,000
590,000
600,000
5,910,000
5,900,000
5,890,000
5,880,000
5,870,000
5,860,000
5,850,000
N
S
E
W
Meters
0 5,000 10,000 15,000 20,000
SILVERSTAR MINING CANADA, INC.
Ahbau Project
Cariboo Mining Division, BC
Title:
Mineral occurrence (Minfile) locations in the area
Scale: As shown
Design: AW
Figure: 6
Date: July, 2012
Drawing: Terracad Geoscience Services Ltd.
Datum: NAD 83/Zone 10

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	18 | Page

24.  OTHER RELEVANT DATA AND INFORMATION

The foregoing sections of this report include all relevant data and information necessary to make the report understandable and not misleading.

25.  INTERPRETATION AND CONCLUSIONS

The AHB AU 1 - 3 mineral tenures are located in a probable northern continuation of the historic Barkerville Terrane that was a very prolific source of placer and in situ gold and in which a major gold resource was recently (June 28, 2012) disclosed. Insufficient work has been completed on the property to permit any conclusions concerning the potential of the subject mineral tenures but it is the author’s belief that a modest program of exploration, including prospecting, geological reconnaissance, geochemical sampling (MMI-type survey preferred), and, possibly, geophysics, is required in order to determine if the strong northeast-trending fault/fracture zone that passes through the tenures is accompanied by concentrations of valuable metals.

The geology of the Ahbau Lake and nearby areas has been mapped and reported on by geoscientists from the Geological Survey of Canada and the B.C. Geological Survey Branch. Their studies in some cases also included consideration of the much-studied Barkerville and vicinity in situ and placer gold deposits. Their somewhat tentative conclusions emphasize the uncertainties related to the original source(s) of the gold, its initial concentration by weathering and erosion, followed in some areas by distribution of the gold due to the influence of valley glaciations and regional scale intensive continental-type glaciations and the subsequent events of deglaciation that resulted in movement of massive volumes of meltwaters and sediments. Successful exploitation of placer gold concentrations in some areas required identification of certain deep channels and other sites that had been sheltered from the scouring action of the meltwaters, and in other areas, finding sites into which the gold had been subsequently concentrated and re-deposited. Both primary and secondary placers have been profitably worked, as have, at the Island Mountain (Aurum) and Cariboo Gold Quartz Mines, primary bedrock gold deposits.

Gold deposits in the Barkerville “camp” occur in veins in shear zones, particularly in the Rainbow Unit: at Cow Mountain mineralization occurs over 4300 feet (1300 m) strike length and at Island Mountain, over 8600 feet (2600 m)(reference: Barkerville Gold Mines Ltd. News Release, June 28, 2012). “....the Rainbow Unit can be mapped over a strike length of approximately 8 km (5 miles) and has been traced at least another 16 km (10 miles) south into the Cunningham Creek area.

The regional stratigraphy within which the Rainbow Unit occurs has been mapped to the Cariboo Lake area, 32 km (20 miles) to the south of Barkerville Mountain (Barkerville N/R, op. cit.). The AHB AU 1 -3 mineral tenures are located about 35 km northwest of Barkerville Gold’s discovery area: the intervening distance, due to increased depth of overburden and only sporadic occurrences of placer gold in streams, has not been explored with the same amount of effort as has the southerly continuation of the favourable geologic units.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	19 | Page

26. RECOMMENDATIONS

It is recommended that the AHB AU 1 - 3 mineral tenures at Ahbau Lake be explored to determine if the Rainbow Unit of Barkerville Terrane is present and, if so, if gold is occurs in that area. A two part program of exploration is recommended:

Phase 1. Conduct geological reconnaissance and prospecting of the entire property, including testing by panning and taking pan concentrate samples from all streams, and MMI-type (mobile metal ion) soil geochemical samples from a grid of sample lines (Figure 7). Completion of the program, employing a five person field crew, working from a base camp at the forestry campsite at the north end of Ahbau Lake and accessing the various parts of the property by boat, will require four weeks. 600 MMI samples will be analysed by MMI methods and by ICP-MS and ICP-ES methods. Estimated cost of the program, including evaluation of results, is $136,100:

Mobilization and demobilization of crew and camp	$4,000

Wages and benefits - five persons for four weeks -	$70,500

Camp costs, food, supplies - 140 person-days	$12,600

GPS (3), SPOT, First Aid Supplies, Satellite ‘phone, computer(s) - allow	$2,000

Boat and motor -	$1,000

Vehicles - four wheel drive equipped - two vehicles -	$5,600

Consumables - boat gas, tools, flagging, etc., allow -	$500

Shipping charges - samples to Toronto lab -	$300

Analyses - 600 samples by MMI and ICP-MS/ES methods @ $37/sample	$22,200

Supervision, data management and interpretation - allow	$5,000

Sub-total - (rounded)	$123,700

Contingency allowance @ 10%	$12,400

Estimated cost of Phase 1 program of field work	$136,100.00

Phase 1 work will provide a good overview of the geologic potential of the AHB AU 1 - 3 tenures. Exploration costs and data will be filed as assessment work to maintain the tenures for the maximum allowable period.

Sufficient information will be obtained to enable a decision to proceed to Phase 2. If the decision is positive, Phase 2 is likely to include the following program at estimated cost of $126,500:

Phase 2 will comprise improved access, detailed MMI sampling and other work in selected areas that were identified in Phase 1 as having anomalous geochemical responses, supported by geology consistent with Barkerville Terrane and, more particularly, Rainbow Unit stratigraphy, and a magnetometer survey of the MMI grid.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	20 | Page

Road repairs to enable vehicle access to the property, (may require permitting) - allow	$10,000

Backhoe trenching of selected sites to expose or better expose bedrock for purposes of mapping and, possibly, sampling - allow	$25,000

Magnetometer survey of MMI grid - allow	$8,000

Additional, more detailed, MMI soil geochemical sampling - allow, all-in	$42,000

Geologic consultant - supervision, detailed mapping, data management, et al. - allow	$30,000

Sub-total -	$115,000

Contingency allowance @ 10%	$11,500

Estimated cost of Phase 2 work -	$126,500

Upon completion of Phase 2 work, it will be possible to determine if further work on the AHB AU 1 - 3 tenures is warranted.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	21 | Page

N
W
E
S
557500
560000
562500
Ahbau Lake
844712
844710
844714
0 250 500 1,000 1,500 2,000 2,500
Meters
SILVERSTAR MINING CANADA, INC.
Ahbau Project
Cariboo Mining Division, BC
Proposed
MMI-Geochemical Survey
As shown
AW
7
July, 2012
Terracad Geoscience Services Ltd.
NAD 83/Zone 10

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	22 | Page

27. REFERENCES

Information included in this report was obtained from the following publications and other sources:

ARIS - Assessment Report Indexing Service - data base of assessment reports maintained by BC Ministry of Energy and Mines - accessed from Ministry website

BC Geological Survey (2012): Minfile BC Mineral Deposits database; BC Ministry of Energy and Mines, URL ,http://minfile.ca/

Bostock, H. S., 1948, Physiography of the Canadian Cordillera, with special Reference to the Areea North of the Fifty-fifth Parallel, Geol. Surv. Canada, Memoir 247

CIMM - 1948 - Structural Geology of Canadian Ore Deposits, special volume symposium organized by Canadian Institute of Mining and Metallurgy, includes three papers related to Barkerville District

The Map Place - web-accessed data base of mineral exploration information, including base maps, Geological Survey Branch maps and reports - data can be downloaded from website

Tempelman-Kluit, D., 2007, Soil Geochemistry of the Ahbau Lake Property, assessment report #28937, technical report for Richfield Ventures Corp.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	23 | Page

28. CERTIFICATE OF QUALIFIED PERSON -

This certificate is provided as required by Part 8, Section 8.1 (1) of National Instrument 43-101, Standards of Disclosure for Mineral Projects.

I, Erik A. Ostensoe, P. Geo., a consulting geologist, with office and residence in Vancouver, British Columbia, Canada, certify that

1.	I am the author of the technical report titled “TECHNICAL REPORT, AHB AU 1 - 3 MINERAL TENURES, AHBAU LAKE PROPERTY, CARIBOO MINING DIVISION, QUESNEL DISTRICT, BRITISH COLUMBIA, CANADA” dated July 20, 2012

2.	I am for the purposes of National Instrument 43-101 by reason of education, relevant experience, and membership in professional associations, a Qualified Person

a)	educational qualifications include an Honours B. Sc. Degree in Geology awarded by the University of British Columbia (1960) and post-graduate studies at Queen’s University, Kingston, Ontario

b)	relevant experience includes more than forty years of active participation in mineral exploration in all parts of western Canada, parts of western United States, and, to a lesser extent, provinces of Quebec, and Manitoba, China, Brazil, Ecuador and Colombia and that experience includes relevant work on mineral deposits similar to those that are being sought on the AHB AU 1 - 3 mineral tenures that are the subject of the accompanying technical report

c)	memberships in professional associations are as follows: Association of Professional Engineers and Geoscientists of British Columbia (membership no. 18,727) and Association of Professional Engineers and Geoscientists of Northwest Territories and Nunavut (license no. L 1943)

3.	I, in the period June 19 - 21, 2012, completed a field examination of the AHB AU 1 - 3 mineral tenures that are the subject of the above-noted technical report

4.	I had not had prior involvement with the mineral property that is the subject of the above-cited technical report and I do not own any mineral properties or tenures in the vicinity of the Ahbau Lake property. I will receive payment of professional fees as my sole remuneration

5.	I am at “arm’s length” from Silverstar Mining Canada, Inc. and am independent from that company applying all of the tests of section 1.5 of National Instrument 43-101 and there are no circumstances that, in the opinion of a reasonable person aware of all relevant facts, could interfere with my judgment regarding the preparation of the above-noted technical report

6.	I am not aware of any material fact or material change with respect to the subject matter of the accompanying report that is not reflected in the technical report, the omission to disclose which makes the technical report misleading

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	24 | Page

7.	I have read National Instrument 43-101 and Form 43-101F1, and the technical report has been prepared in compliance with that instrument and form

8.	I consent to the filing of the technical report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the technical report.

Dated this 20th day of July, 2012 Erik A. Ostensoe, P. Geo.

I. Silverstar Mining Canada Inc. – AHB AU Technical Report	25 | Page